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Exhibit 3.24 (By-law #1 of 2)

        Adopted as By-Law No. 1 of Provincial
Papers Inc. on April 30, 1997 pursuant to
Articles of Arrangement being filed.

BY-LAW NO. 1

A by-law relating generally to
the conduct of the affairs of

1228056 ONTARIO LIMITED

CONTENTS

Section One	Interpretation	1
Section Two	Business of the Corporation	2
Section Three	Directors	3
Section Four	Committees	7
Section Five	Officers	8
Section Six	Protection of Directors, Officers and Others	10
Section Seven	Shares	12
Section Eight	Dividends and Rights	15
Section Nine	Meetings of Shareholders	16
Section Ten	Information Available to Shareholders	20
Section Eleven	Divisions and Departments	21
Section Twelve	Notices	21
Section Thirteen	Effective Date	23

        BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of 1228056 Ontario Limited (hereinafter called the "Corporation") as follows:

SECTION ONE

INTERPRETATION

1.01    Definitions

        In the by-laws of the Corporation, unless the context otherwise requires:

  (1)
  "Act" means the Business Corporations Act, R.S.O. 1990 c. B.16 and the regulations made pursuant thereto, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

  (2)
  "appoint" includes "elect" and vice versa;

  (3)
  "board" means the board of directors of the Corporation;

  (4)
  "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

  (5)
  "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

  (6)
  "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

  (7)
  "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board his latest address as recorded in the records of the Corporation;

  (8)
  "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.03 or by a resolution passed pursuant thereto;

  (9)
  all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act; and

  (10)
  the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine and neuter genders; and the word "person" shall include individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts, unincorporated organizations and any number or aggregate of persons.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01    Corporate Seal

        The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the board.

2.02    Financial Year

        The financial year of the Corporation shall be as determined by the board from time to time.

2.03    Execution of Instruments

        Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any one of the Chairman or President or any two of the Vice-President Operations, Controller or Secretary-Treasurer and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

        The seal of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board.

        The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities and all paper writings.

        The signature or signatures of the Chairman of the Board (if any), the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary, an Assistant Treasurer or any director of the Corporation and/or any other officer or officers, person or persons, appointed as aforesaid by resolution of the board may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or directors or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the board, shall be deemed to have been manually signed by such officers or directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers

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or directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation.

2.04    Banking Arrangements

        The banking business of the Corporation, or any part thereof, including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time by resolution prescribe or authorize.

2.05    Custody of Securities

        All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board, with such other depositaries or in such other manner as may be determined from time to time by resolution of the board.

        All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

2.06    Voting Shares and Securities in other Companies

        All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board shall from time to time by resolution determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board.

SECTION THREE

DIRECTORS

3.01    Number of Directors and Quorum

        The number of directors of the Corporation shall be the number of directors as specified in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation shall be the number of directors

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determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board. Subject to paragraph 3.08, the quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors then in office and or such greater number of directors as the board may from time to time by resolution determine, provided that if the Corporation has fewer than three directors, all directors must be present at any meeting of the board to constitute a quorum.

3.02    Qualification

        No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians, provided that if the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian. If the Corporation is or becomes an offering corporation within the meaning of the Act, at least one-third of the directors of the Corporation shall not be officers or employees of the Corporation or any of its affiliates.

3.03    Election and Term

        The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors as specified in the articles or, if a minimum and maximum number of directors is provided for in the articles, the number of directors determined by special resolution or, if the special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board. The voting on the election shall be by show of hands unless a ballot is demanded by any shareholder. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.04    Removal of Directors

        Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by a quorum of the directors.

3.05    Vacation of Office

        A director ceases to hold office when he dies or, subject to the Act, resigns; he is removed from office by the shareholders in accordance with the Act; he becomes of unsound mind and is so found by a court in Canada or elsewhere or if he acquires the status of a bankrupt.

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3.06    Vacancies

        Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors then in office fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

3.07    Action by the Board

        The board shall manage or supervise the management of the business and affairs of the Corporation. Subject to paragraphs 3.08 and 3.09, the powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.08    Canadian Majority

        The board shall not transact business at a meeting other than to fill a vacancy in the board, unless a majority of the directors present are resident Canadians, except where

  (a)
  a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

  (b)
  a majority of resident Canadians would have been present had that director been present at the meeting.

3.09    Meeting by Telephone

        If all the directors of the Corporation present or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.10    Place of Meetings

        Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation a majority of the meetings of the board need not be held within Canada.

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3.11    Calling of Meetings

        Subject to the Act, meetings of the board shall be held from time to time on such day and at such time and at such place as the board, the Chairman of the Board (if any), the President, a Vice-President who is a director or any two directors may determine and the Secretary, when directed by the board, the Chairman of the Board (if any), the President, a Vice-President who is a director or any two directors shall convene a meeting of the board.

3.12    Notice of Meeting

        Notice of the date, time and place of each meeting of the board shall be given in the manner provided in paragraph 12.01 to each director not less than 48 hours (exclusive of any part of a non-business day) before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

        A director may in any manner waive notice of or otherwise consent to a meeting of the board.

3.13    First Meeting of New Board

        Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.14    Adjourned Meeting

        Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.15    Regular Meetings

        The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.16    Chairman

        The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chairman of the Board, the President or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

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3.17    Votes to Govern

        At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

3.18    Conflict of Interest

        A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meetings of the directors the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as permitted by the Act.

3.19    Remuneration and Expenses

        The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the shareholders or of the board or any committee thereof or otherwise in the performance of their duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FOUR

COMMITTEES

4.01    Committee of Directors

        The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

4.02    Transaction of Business

        The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

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4.03    Audit Committee

        The board may, and shall if the Corporation becomes an offering corporation within the meaning of the Act, elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

4.04    Advisory Committees

        The board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

4.05    Procedure

        Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION FIVE

OFFICERS

5.01    Appointment

        The board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to paragraph 5.02, an officer may but need not be a director and one person may hold more than one office. In case and whenever the same person holds the offices of Secretary and Treasurer, he may but need not be known as the Secretary-Treasurer. All officers shall sign such contracts, documents, or instruments in writing as require their respective signatures. In the case of the absence or inability to act of any officer or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.02    Chairman of the Board

        The Chairman of the Board, if appointed, shall be a director and shall, when present, preside at all meetings of the board and committees of the board. The Chairman of the Board shall be vested with and may exercise such powers and shall perform such other duties as may from time to time be assigned to him by the board. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the President.

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5.03    President

        The President shall, and unless and until the board designates any other officer of the Corporation to be the Chief Executive Officer of the Corporation, be the Chief Executive Officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board if none be appointed or if the Chairman of the Board is absent or unable or refuses to act.

5.04    Vice-President

        Each Vice-President shall have such powers and duties as the board or the President may specify. The Vice-President or, if more than one, the Vice-President designated from time to time by the board or by the President, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of the board and that a Vice-President who is not a director and shareholder shall not preside as chairman at any meeting of shareholders.

5.05    Secretary

        The Secretary shall give or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may specify.

5.06    Treasurer

        The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board may specify. Unless and until the board designates any other officer of the Corporation to be the Chief Financial Officer of the Corporation, the Treasurer shall be the Chief Financial Officer of the Corporation.

5.07    Powers and Duties of Other Officers

        The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

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5.08    Variation of Powers and Duties

        The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.09    Term of Office

        The board, in its discretion, may remove any officer of the Corporation, with or without cause, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until the earlier of his resignation or death.

5.10    Terms of Employment and Remuneration

        The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined.

5.11    Conflict of Interest

        An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with paragraph 3.18.

5.12    Agents and Attorneys

        The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

5.13    Fidelity Bonds

        The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

SECTION SIX

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01    Submission of Contracts or Transactions to Shareholders for Approval

        The board in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of

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considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.02    For the Protection of Directors and Officers

        In supplement of and not by way of limitation upon any rights conferred upon directors by the provisions of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of the fiduciary relationship existing or established thereby. Subject to the provisions of the Act and to paragraph 3.18, no director shall be obliged to make any declaration of interest or refrain from voting in respect of a contract or proposed contract with the Corporation in which such director is in any way directly or indirectly interested.

6.03    Limitation of Liability

        Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not

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made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.04    Indemnity

        Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

  (a)
  he acted honestly and in good faith with a view to the best interest of the Corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

6.05    Insurance

        The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 6.04 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

SECTION SEVEN

SHARES

7.01    Allotment

        The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

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7.02    Commissions

        The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03    Registration of Transfers

        Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in paragraph 7.05.

7.04    Transfer Agents and Registrars

        The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a securities register and one or more branch securities registers. Such a person may be designated as transfer agent and registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

7.05    Lien for Indebtedness

        The Corporation shall have a lien on any share registered in the name of a shareholder or his legal representatives for a debt of that shareholder to the Corporation, provided that if the shares of the Corporation are listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall not have such lien. The Corporation may enforce any lien that it has on shares registered in the name of a shareholder indebted to the Corporation by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

7.06    Non-recognition of Trusts

        Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

7.07    Share Certificates

        Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to

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obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.03 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.08    Replacement of Share Certificates

        The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.09    Joint Shareholders

        If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

7.10    Deceased Shareholders

        In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

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SECTION EIGHT

DIVIDENDS AND RIGHTS

8.01    Dividends

        Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.02    Dividend Cheques

        A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.03    Non-receipt of Cheques

        In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.04    Record Date for Dividends and Rights

        The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.05    Unclaimed Dividends

        Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

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SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01    Annual Meetings

        The annual meeting of shareholders shall be held at such time in each year as the board, the Chairman of the Board (if any) or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

9.02    Special Meetings

        The board, the Chairman of the Board (if any) or the President shall have power to call a special meeting of shareholders at any time.

9.03    Place of Meetings

        Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

9.04    Notice of Meetings

        Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 12.01 not less than 10 days nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

9.05    List of Shareholders Entitled to Notice

        For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 9.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual

16

business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

9.06    Record Date for Notice

        The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act and, if any shares of the Corporation are listed for trading on a stock exchange in Canada, by written notice to each such stock exchange. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

9.07    Meetings without Notice

        A meeting of shareholders may be held without notice at any time and place permitted by the Act

  (a)
  if all the shareholders entitled to vote thereat are present in person or represented by proxy waive notice of or otherwise consent to such meeting being held, and

  (b)
  if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditor and directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.08    Chairman, Secretary and Scrutineers

        The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the President or a Vice-President who is a director and a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.09    Persons Entitled to be Present

        The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although

17

not entitled to vote are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.10    Quorum

        Subject to paragraph 9.20, two persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder for an absent shareholder entitled to vote at the meeting shall be a quorum at any meeting of the shareholders for the choice of a chairman of the meeting and the adjournment of the meeting; for all other purposes a quorum at any meeting of shareholders unless a greater number is required to be present or a greater number of shares are required to be represented at the meeting by the Act or by the articles or any other by-law shall be persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder for an absent shareholder entitled to vote at the meeting not being less than two in number and holding or representing by proxy not less than 51% of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. If at any meeting, the requisite quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned to such date not being less than 10 days later and to such time and place as may be announced by the chairman at the meeting and subject to 9.18, it shall not be necessary to give notice of the adjourned meeting.

        At such adjourned meeting the persons present at such meeting, provided that there are at least two such persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder for an absent shareholder entitled to vote at the meeting, shall be a quorum for the transaction of the business for which the meeting was originally called.

9.11    Right to Vote

        Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in paragraph 9.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that such person has transferred any of his shares after the record date determined in accordance with paragraph 9.06 and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in paragraph 9.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

9.12    Proxies

        Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and

18

act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act.

9.13    Time for Deposit of Proxies

        The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of any part of a non-business day, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, only if it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

9.14    Joint Shareholders

        If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

9.15    Votes to Govern

        At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

9.16    Show of Hands

        Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.17    Ballots

        On any question proposed for consideration at a meeting of shareholders, and whether or not a vote by show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot

19

may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

9.18    Adjournment

        The chairman at the meeting of shareholders may with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

9.19    Resolution in Writing

        A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

9.20    Only One Shareholder

        Where the Corporation has only one shareholder or only one holder of any class or series of shares, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 9.19.

SECTION TEN

INFORMATION AVAILABLE TO SHAREHOLDERS

10.01    Information Available to Shareholders

        Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.02    Directors' Determination

        The directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders in general meeting.

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SECTION ELEVEN

DIVISIONS AND DEPARTMENTS

11.01    Creation and Consolidation of Divisions

        The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations or any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02    Name of Division

        Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.03    Officers of Division

        From time to time the board or, if authorized by the board, the Chief Executive Officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the Chief Executive Officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION TWELVE

NOTICES

12.01    Method of Giving Notices

        Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.

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The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02    Signature to Notices

        The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.03    Proof of Service

        A certificate of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

12.04    Notice to Joint Shareholders

        All notices with respect to shares registered in more than one name shall, if more than one address appears on the records of the Corporation in respect of such joint holdings, be given to all of such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to the holders of such shares.

12.05    Computation of Time

        In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event both the date of giving the notice and the date of the meeting or other event shall be excluded.

12.06    Undelivered Notices

        If any notice given to a shareholder pursuant to paragraph 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.07    Omissions and Errors

        The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise found thereon.

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12.08    Deceased Shareholders

        Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

12.09    Persons Entitled by Death or Operation of Law

        Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.10    Waiver of Notice

        Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

SECTION THIRTEEN

EFFECTIVE DATE

13.01    Effective Date

        This by-law shall come into force upon being passed by the board.

        ENACTED as of the 18th day of March, 1997.

        WITNESS the seal of the Corporation.

President	Secretary

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        BE IT RESOLVED THAT the foregoing By-Law No. 1 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby made as a by-law of the Corporation and the President and the Secretary be and they are hereby authorized to sign the by-law and to apply the corporate seal thereto.

        The undersigned, being all of the directors of the Corporation by their signatures hereby consent, pursuant to the provisions of the Business Corporations Act, to the foregoing resolution.

        DATED as of the 18th day of March, 1997.

Luc Désy	Yvan Duchesne

        BE IT RESOLVED THAT the foregoing By-Law No. 1 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby confirmed without amendment as a by-law of the Corporation.

        The undersigned, being the sole shareholder of the Corporation by its signature hereby consents, pursuant to the provisions of the Business Corporations Act, to the foregoing resolution.

        DATED as of the 18th day of March, 1997.

ROLLAND, INC.
Per:

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Exhibit 3.24 (By-law #2 of 2)

BY-LAW NO. 2

A by-law relating generally to
the conduct of the affairs of

PROVINCIAL PAPERS INC.

CONTENTS

Part One	Interpretation	1
Part Two	Business of the Corporation	2
Part Three	Directors	4
Part Four	Meetings of Directors	6
Part Five	Committees	9
Part Six	Officers	9
Part Seven	Protection of Directors and Officers	12
Part Eight	Shares	14
Part Nine	Dividends and Rights	16
Part Ten	Meetings of Shareholders	17
Part Eleven	Notices	22
Part Twelve	Repeal	23
Part Thirteen	Effective Date	23

        BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Provincial Papers Inc. (hereinafter called the "Corporation") as follows:

PART ONE

INTERPRETATION

1.01    Definitions

        In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

  —
  "Act" means the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

  —
  "board" means the board of directors of the Corporation;

  —
  "by-laws" means any by-law of the Corporation from time to time in force and effect;

  —
  "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders:

  —
  "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

  —
  "recorded address" means in the case of a shareholder, his address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

  —
  "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto;

  —
  "special meeting of shareholders" includes a meeting of any class or classes of shareholders, and means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

  —
  all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

  —
  words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, partnerships, syndicates, trusts and any number or aggregate of persons; and

  —
  the headings used in the by-laws are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions thereof, or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

PART TWO

BUSINESS OF THE CORPORATION

2.01    Registered Office

        Unless changed in accordance with the Act, the registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such address therein as the directors may from time to time determine.

2.02    Corporate Seal

        The corporate seal of the Corporation shall be in such form as the directors may by resolution adopt from time to time.

2.03    Financial Year

        The first financial period of the Corporation and thereafter the fiscal year of the Corporation shall terminate on such date as the directors may by resolution determine.

2.04    Execution of Contracts, Etc.

        Subject to section 2.06, contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by the Chairman of the Board or the President alone or any two of the Secretary-Treasurer, the Mill Manager or the Financial Director. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

        The signature or signatures of any officer or director of the Corporation and of any officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation, and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, as authorized by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced, and shall be as valid to all intents and purposes as if they had been signed manually, and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

        The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors, although a document is not invalid merely because a corporate seal is not affixed thereto.

        The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

2.05    Banking Arrangements

        The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the directors. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the directors may from time to time prescribe or authorize.

2.06    Cheques, Drafts, Notes, Etc.

        All cheques, drafts or orders for the payment of money, and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not an officer or officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

2.07    Custody of Securities

        All securities (including certificates, warrants or other evidences of conversion privileges, options or rights to acquire securities) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors. All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship), and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

2.08    Voting Securities in Other Bodies Corporate

        The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favor of such persons as may be determined by the said signing officers executing or arranging for the same. In addition, the directors may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

PART THREE

DIRECTORS

3.01    Number of Directors

        Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

3.02    Qualification

        Every director shall be an individual eighteen (18) or more years of age, and no one who is of unsound mind and has been so found by a court in Canada or elsewhere, or who has the status of a bankrupt shall be a director. Unless the articles otherwise provide, a director need not be a shareholder. A majority of the directors of the Corporation shall be resident Canadians.

3.03    Term of Office

        A director's term of office (subject to the provisions, if any, of the Corporation's articles, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting next following, or until his successor is elected or appointed.

3.04    Election and Removal

        Directors shall be elected by the shareholders in a meeting on a show of hands unless a poll is demanded, and if a poll is demanded, such election shall be by ballot. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of a meeting of shareholders at which directors are elected but, if qualified, are eligible for re-election. If a meeting of the shareholders of the Corporation fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum. Subject to subsection 2 of section 104 of the Act, the shareholders of the Corporation may, by ordinary resolution at a special meeting, remove any director before the expiration of his term of office, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal, and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

3.05    Vacation of Office

        The office of a director shall ipso facto be vacated if:

  (a)
  he dies;

  (b)
  he is removed from office by the shareholders;

  (c)
  he becomes bankrupt;

  (d)
  he is found by a court in Canada or elsewhere to be of unsound mind; or

  (e)
  his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

3.06    Vacancies

        Subject to the Act, where a vacancy occurs in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure to elect the number or minimum number of directors required by the articles, and a quorum of directors remains in office, the directors then in office (even though a majority of such directors are not resident Canadians) may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

3.07    Action by Directors

        Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation, and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

3.08    Canadian Majority

        The directors shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

  (a)
  a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

  (b)
  a majority of resident Canadians would have been present had that director been present at the meeting.

3.09    Duties

        Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

  (a)
  act honestly and in good faith with a view to the best interest of the Corporation; and

  (b)
  exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3.10    Validity of Acts

        An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

3.11    Remuneration and Expenses

        Subject to any unanimous shareholder agreement, the remuneration to be paid to the directors shall be such as the directors shall from time to time determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director of a Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

PART FOUR

MEETINGS OF DIRECTORS

4.01    Calling of Meetings

        Meetings of the directors shall be held from time to time at such place as the chairman of the board (if any), the president or vice-president who is a director or any two directors may determine and the secretary shall, upon direction of any of the foregoing, convene a meeting of directors.

4.02    Place of Meeting

        Meetings of directors and of any committee of directors may be held at any place in or outside Canada.

4.03    Notice

        Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled or telexed to each director not less than 2 days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled or telexed, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all absent directors have waived notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or the notice thereof may be waived by any director in writing or by telegram, cable or telex addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. A notice of meeting of directors or of any committee of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

  (a)
  submit to the shareholders any question or matter requiring approval of the shareholders;

  (b)
  fill a vacancy among the directors or in the office of auditors of the Corporation;

  (c)
  issue securities of the Corporation;

  (d)
  declare dividends;

  (e)
  purchase, redeem or otherwise acquire shares of the Corporation;

  (f)
  pay a commission for the sale of shares;

  (g)
  approve a management proxy circular;

  (h)
  approve a takeover bid circular or directors' circular;

  (i)
  approve any annual financial statements; or

  (j)
  adopt, amend or repeal by-laws.

4.04    Quorum

        Subject to section 3.08, the quorum for the transaction of business at any meeting of the directors shall consist of a majority of the directors then in office and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.05    First Meeting of the New Board

        For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

4.06    Adjournment

        Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.07    Telephone Participation

        Where all directors have consented thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed to be present at that meeting.

4.08    Regular Meetings

        The directors may appoint a day or days in any month or months for regular meetings of the directors at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.09    Chairman

        The chairman of any meeting of the directors shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.10    Votes to Govern

        All questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

4.11    Resolution in Lieu of Meeting

        A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

4.12    One Director Meeting

        If the Corporation has only one director, that director may constitute a meeting.

PART FIVE

COMMITTEES

5.01    Committees of Directors

        The directors may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

5.02    Transaction of Business

        Subject to the provisions of section 4.07, the powers of such committee or committees of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03    Advisory Bodies

        The directors may from time to time appoint advisory bodies as they may deem advisable.

5.04    Procedure

        Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

PART SIX

OFFICERS

6.01    Appointment of Officers

        The directors shall annually or as often as may be required appoint a president and a secretary, and if deemed advisable, may annually or as often as may be required appoint one or more vice-presidents, (to which title may be words added indicating seniority or function), a treasurer, and such other officers as the directors may determine, including one or more assistants to any one of the officers so appointed. Subject to sections 6.02 and 6.03, an officer may but need not be a director, and one person may hold more than one office. In case and whenever the same person holds the offices of secretary and treasurer, he may but need not be known as the secretary-treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

6.02    Chairman of the Board

        The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the directors may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the directors may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03    Managing Director

        The directors may from time to time appoint from their number a managing director who is a resident Canadian, and may delegate to the managing director any of the powers of the directors subject to the Act. A managing director shall conform to all lawful orders given to him by the directors of the Corporation, and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation.

6.04    President

        The president shall be the chief executive officer of the Corporation, and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the chairman of the board and managing director, if any, and if the president is also a director of the Corporation, the president shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

6.05    Vice-President

        The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

6.06    Secretary

        The secretary shall give or cause to be given notices for all meetings of the directors and any committee of the directors and shareholders when directed to do so, and shall have charge of the minute books of the Corporation and, subject to the provisions of section 8.03 hereof, of the documents and registers required by the Act. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors, or as are incident to his office.

6.07    Treasurer

        Subject to the provisions of any resolution of the directors, the treasurer shall have the care and custody of all the funds and securities of the Corporation, and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain proper accounting records in compliance with the Act. He shall render to the directors whenever required an account of all his transactions as treasurer and of the financial position of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature, and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

6.08    Powers and Duties of Other Officers

        The powers and duties of all other officers shall be such as the terms of their engagement call for or as the directors or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.09    Duties of Officers May Be Delegated

        In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

6.10    Term of Office

        All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause. Otherwise, each officer appointed by the directors shall hold office until his successor is appointed.

6.11    Variation of Powers and Duties

        The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.12    Terms of Employment and Remuneration

        The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board, if any, and the president shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him from receiving such remuneration as may be determined.

6.13    Conflict of Interest

        An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 7.04.

6.14    Fidelity Bonds

        The directors may require such officers, employees and agents of the Corporation as the directors deem advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the directors may from time to time determine, provided that no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

6.15    Vacancies

        If the office of chairman, managing director, president, vice-president, secretary, treasurer, or any other office created by the directors pursuant to section 6.08 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the president or the secretary and may in the case of any other officer appoint an officer to fill such vacancy.

6.16    Other Officers

        The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

PART SEVEN

PROTECTION OF DIRECTORS AND OFFICERS

7.01    Limitation of Liability

        No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the

Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto, unless the same shall happen by or through his failure to exercise his powers and to discharge his duties honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act and regulations made thereunder, or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

7.02    Indemnity

        Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

  (a)
  he acted honestly and in good faith with a view to the best interests of the Corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.03    Insurance

        Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate at the Corporation's request.

7.04    Conflict of Interest

        A director or officer who is a party to, or who is a director or officer of or has a material interest in any material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the directors or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the directors or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

7.05    Submission of Contracts or Transactions to Shareholders for Approval

        The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

PART EIGHT

SHARES

8.01    Allotment

        Subject to the Act, the articles of the Corporation and any unanimous shareholder agreement, the directors may from time to time allot, or grant options to purchase, the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors may determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02    Commissions

        The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03    Transfer Agents and Registrars

        The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The directors may at any time terminate any such appointment.

8.04    Share Certificates

        Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgments of a shareholder's right to a share certificate shall be in such form as the directors shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04: it need not be under the corporate seal. The signature of one of the signing officers may be printed or mechanically reproduced in facsimile upon share certificates; the other officer must sign manually. Every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Unless the directors otherwise determine, certificates representing shares in respect of which a transfer agent or registrar, as the case may be, has been appointed shall not be valid unless countersigned manually by or on behalf of such transfer agent or registrar. In the case of share certificates which are not valid unless countersigned manually by or on behalf of a transfer agent or registrar, the signature of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be a signature binding upon the Corporation. Notwithstanding any change in the persons holding office between the time of signing and the issuance of any certificate, and notwithstanding that a person may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

8.05    Registration of Transfer

        Subject to the Act, a transfer of shares shall not be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon, or delivered therewith, duly executed by the registered holder or by his attorney, fiduciary or agent duly appointed, together with such reasonable assurance that the endorsement is genuine and effective as the directors may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the directors, upon compliance with such restrictions on transfer as are authorized by the articles, and upon satisfaction of any lien referred to in section 8.10.

8.06    Non-Recognition of Trusts

        Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.07    Joint Shareholders

        If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08    Deceased Shareholders

        In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make dividends or other payments in respect thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09    Replacement of Share Certificates

        The directors or any officer or agent designated by the directors may in their or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

8.10    Lien for Indebtedness

        If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

PART NINE

DIVIDENDS AND RIGHTS

9.01    Dividends

        Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02    Dividend Cheques

        A dividend payable in money shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03    Non-Receipt of Cheques

        In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.04    Record Date for Dividends and Rights

        The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment for such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.05    Unclaimed Dividends

        Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART TEN

MEETINGS OF SHAREHOLDERS

10.01    Annual Meetings

        The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the directors, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02    Special Meetings

        The directors, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03    Place of Meetings

        Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the directors shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04    Notice of Meetings

        Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Part Eleven not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditors and to each shareholder who at the close of business on the record date is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and the auditors' report, election of directors and reappointment of incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.05    List of Shareholders Entitled to Notice

        For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is kept and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.06    Record Date for Notice

        The directors may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act unless notice of the record date is waived in writing by every holder of a share of a class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held.

10.07    Meetings Without Notice

        A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, provided that such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08    Chairman, Secretary and Scrutineers

        The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.09    Persons Entitled to be Present

        The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.10    Quorum

        Subject to the provisions of section 10.20, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 51% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11    Right to Vote

        Subject to the provisions of the Act as to representatives of any other body corporate which is a shareholder of the Corporation and to section 10.12, every person named in the list referred to in section 10.05 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date, or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such excepted case, the transferee shall be entitled to vote the transferred shares at such meeting.

10.12    Proxyholders and Representatives

        Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

10.13    Time for Deposit of Proxies

        The directors may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14    Joint Shareholders

        If two or more persons hold shares jointly, any of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

10.15    Votes to Govern

        At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.16    Show of Hands

        Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as provided in section 10.17. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17    Ballots

        On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18    Adjournment

        The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19    Resolution in Writing

        A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

10.20    Only One Shareholder

        Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or represented by proxy constitutes a meeting and the quorum requirements hereof shall have no application.

PART ELEVEN

NOTICES

11.01    Method of Giving Notices

        Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid: a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box: and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the directors in accordance with any information believed by him to be reliable.

11.02    Notice to Joint Shareholders

        If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.03    Computation of Time

        In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included,

11.04    Undelivered Notices

        If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

11.05    Omissions and Errors

        The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06    Persons Entitled by Death or Operation of Law

        Every person who, by operation of law, transfer, death of shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder through whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

11.07    Waiver of Notice

        Any shareholder, proxyholder, representative, director, officer, auditor, member of a committee of the board or other person entitled to attend a meeting of shareholders may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or to the shareholder whom the proxyholder or representative represents under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event for which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

PART TWELVE

REPEAL

12.01    Repeal

        As of the coming into effect of this by-law, By-law No. 1 of the Corporation adopted as of the 30th day of April, 1997, is repealed provided that such repeal does not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

PART THIRTEEN

EFFECTIVE DATE

13.01    Effective Date

        This by-law shall come into force when made by the directors in accordance with the Act.

        MADE by the board as of the 30th day of October, 1997.

        WITNESS the seal of the Corporation.

President	Secretary

        BE IT RESOLVED THAT the foregoing By-Law No. 2 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby made as a by-law of the Corporation and the President and the Secretary be and they are hereby authorized to sign the by-law and to apply the corporate seal thereto.

        The undersigned, being all of the directors of the Corporation by their signatures hereby pass, pursuant to the provisions of the Canada Business Corporations Act, the foregoing resolution.

        DATED as of the 30th day of October, 1997.

Alain Lemaire	Yvan Duchesne

        BE IT RESOLVED THAT the foregoing By-Law No. 2 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby confirmed without amendment as a by-law of the Corporation.

        The undersigned, being the sole shareholder of the Corporation by its signature hereby passes, pursuant to the provisions of the Canada Business Corporations Act, the foregoing resolution.

        DATED as of the 30th day of October, 1997.

ROLLAND, INC.
Per:

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BY-LAW NO. 1